Exhibit 99.1

Contact:  Richard A. Lechleiter

Executive Vice President and

Chief Financial Officer

(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES VENTAS LEASE RENEWALS

Kindred Renews Leases for 19 Nursing Centers and 6 Long-Term Acute Care Hospitals

Kindred Allows Leases for 54 Nursing Centers and 10 Hospitals to Expire in 2013

LOUISVILLE, Ky. (April 27, 2012)—Consistent with its announcement in February, Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced it has provided Ventas, Inc. (“Ventas”) (NYSE:VTR) with notices to renew the master lease agreements for 19 nursing and rehabilitation centers and six long-term acute care (“LTAC”) hospitals (collectively, the “Renewal Facilities”) for an additional five years. The current lease term for the Renewal Facilities is scheduled to expire in April 2013.

Under its master lease agreements with Ventas, the Company had 73 nursing and rehabilitation centers and 16 LTAC hospitals within ten separate renewal bundles subject to lease renewals. Each renewal bundle contains both nursing and rehabilitation centers and LTAC hospitals. The master lease agreements require that the Company renew all or none of the facilities within a renewal bundle.

The Company has renewed three renewal bundles containing the Renewal Facilities. The Renewal Facilities contain 2,178 licensed nursing and rehabilitation center beds and 616 licensed hospital beds and generated revenues of approximately $434 million for the year ended December 31, 2011. The current annual rent for the Renewal Facilities approximates $46 million.

The Company also announced that it did not renew seven renewal bundles containing 54 nursing and rehabilitation centers and ten LTAC hospitals (collectively, the “Expiring Facilities”). The Expiring Facilities contain 6,140 licensed nursing and rehabilitation center beds and 1,066 licensed hospital beds and generated revenues of approximately $790 million for the year ended December 31, 2011. The current annual rent for the Expiring Facilities approximates $77 million. The Company will continue to operate the Expiring Facilities and include the Expiring Facilities in its results from continuing operations through the expiration of the lease term in April 2013.

Management believes that the divestiture of the Expiring Facilities could reduce the Company’s consolidated earnings per diluted share by $0.05 to $0.10 in 2013, but will not otherwise materially impact the Company’s cash flows or financial position. This estimate is based upon a number of assumptions, including the Company’s estimated impact of the recent and impending Medicare reimbursement reductions for nursing centers and LTAC hospitals and its ability to achieve overhead savings in connection with these divestitures.

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We have evaluated the lease renewals as we would any acquisition. The Renewal Facilities generally meet our targeted investment returns and rent coverage ratios after capital expenditures and otherwise fit within our strategic operating plan.”

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680 South Fourth Street        Louisville, Kentucky 40202

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Kindred Healthcare Announces Ventas Lease Renewals

April 27, 2012

Mr. Diaz continued, “While in general the individual Expiring Facilities are good assets, these bundles as a whole do not satisfy our targeted investment returns or fit within our strategic operating plan. As we have previously indicated, we believe that our capital investments and management efforts are best focused in other areas of growth including home health, acute rehabilitation units, LTAC hospitals and inpatient rehabilitation hospitals, as well as investments in new integrated care models. In addition, we believe that, over time, these divestitures will improve our capital structure by reducing our lease obligations and related leverage and the earnings leakage associated with rent escalators.”

Mr. Diaz concluded, “Over the next year, we will continue to maximize performance at these assets and work with Ventas as it finds suitable tenants for the Expiring Facilities and effectuate an orderly transition of our patients, employees and operations to the new tenants.”

The effectiveness of the renewals is contingent upon there being no event of default under the master lease agreements upon the renewal effective date in April 2013. Additional information regarding the master lease agreements is contained in the Company’s Form 10-K for the year ended December 31, 2011 and copies of the master lease agreements filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act (enacted on March 23, 2010) and the Healthcare Education and Reconciliation Act (enacted on March 30, 2010) (collectively, the “ACA”). Healthcare reform will impact each of the Company’s businesses in some manner. There is also the possibility that implementation of the provisions expanding health insurance coverage or the entire ACA will be delayed, revised or eliminated as a result of court challenges and efforts to repeal or amend the law. Numerous lawsuits have challenged the constitutionality of the ACA. Some federal courts have upheld the constitutionality of the ACA or dismissed cases on procedural grounds. Others have held unconstitutional the requirement that individuals maintain health insurance or pay a penalty and have either found the ACA void in its entirety or left the remainder of the law intact. The U.S. Supreme Court is expected to decide the constitutionality of the ACA in 2012. These court proceedings, the 2012 presidential election and pending efforts in the U.S. Congress to repeal, amend or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on

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Kindred Healthcare Announces Ventas Lease Renewals

April 27, 2012

the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, the numerous processes required to implement these reforms, and pending judicial review of the ACA, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of the proposed rules issued by CMS on April 24, 2012 which would, among other things, significantly reduce Medicare reimbursement to the Company’s LTAC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short stay outlier rules, (c) the impact of the final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. At this time, the Company believes this will result in an automatic 2% reduction on each claim submitted to Medicare beginning February 1, 2013, (e) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing and rehabilitation centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (f) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (g) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (which was extended by the ACA), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (h) the Company’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the merger with RehabCare Group, Inc. (“RehabCare”) (the “RehabCare Merger”) and any other acquisitions undertaken, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions, (i) the potential for diversion of management time and resources in seeking to integrate RehabCare’s operations, (j) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare Merger on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets, (k) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (l) the potential failure to retain key employees of RehabCare, (m) failure of the Company’s facilities to meet applicable licensure and certification requirements, (n) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (o) the Company’s ability to meet its rental and debt service obligations, (p) the Company’s ability to operate pursuant to the terms of its debt obligations, including the Company’s obligations under financings undertaken to complete the RehabCare Merger, and the Company’s ability to operate pursuant to its master lease agreements with Ventas, (q) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (r) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (s) the Company’s ability to control costs, particularly labor and employee benefit costs, (t) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (u) the Company’s ability to attract and retain key executives and other healthcare personnel, (v) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates

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Kindred Healthcare Announces Ventas Lease Renewals

April 27, 2012

compared to eventual outcomes, (w) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (x) the Company’s ability to successfully dispose of unprofitable facilities, (y) events or circumstances which could result in the impairment of an asset or other charges, (z) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (aa) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 77,800 employees in 46 states. At December 31, 2011, Kindred through its subsidiaries provided healthcare services in 2,200 locations, including 121 long-term acute care hospitals, five inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 25 sub-acute units, 51 hospice and home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served approximately 1,670 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for four years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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